VANTAGE

Updated July 20th 2023


RIGS
2023
2024
2025
Q1
Q2
Q3
Q4
Jackups (Vantage) - Owned
Topaz Driller (1)
ADES S.A.E / Petrobel, Egypt
LOA Petrobel
Eni Morocco
Foxtrot IC
Opt
Soehanah
Medco, Indonesia
Medco, Indonesia
Floaters (Vantage) - Owned
Platinum Explorer
ONGC, India
Tungsten Explorer
TotalEnergies, West Africa
Option 2
Option 3
Jackups (EDC) - Supported (2)
Emerald Driller
EDC / TotalEnergies, Qatar
Option (12 months)
Sapphire Driller
EDC / NOC, Qatar
Aquamarine Driller
EDC / NOC, Qatar
Floaters (Seadrill) - Managed
Aquarius (7)
Polaris - (3)
ONGC, India
Capella (6)
East Africa
Premier Oil Andaman / Eni North Ganal / MP (South Andaman) Holdings - Indonesia (6)
Option 2
Options 3, 4, 5
Contracted
Option
LOA/LOI subject to conditions
Contract prep/ Mob/Demob
Stacked
On Standby (on contract)

VANTAGE

Updated July 20th 2023

Owned Rigs	Clients	Contract	Dayrate USD	Mob/Demob Fee USD
Jackups (Vantage)				
Topaz Driller	ADES S.A.E / Petrobel	Firm (180)	$ 20,000	$ 2,500,000
	ADES S.A.E / Petrobel	LOA (75)	$ 30,000	
	Eni	Firm (90)	$ 125,000	$ 12,400,000
	Foxtrot (8)	Firm (60)	$ 125,000	$ 7,350,000
	Foxtrot	Option (30)	$ 125,000	
Soehanah	Medco	Firm	$ 58,000	$ 881,600
	Medco	Firm (730)	$ 119,900	$ 2,000,000
Floaters (Vantage)				
Platinum Explorer	ONGC	Firm	$ 146,400	$ 2,000,000
Tungsten Explorer (4)	TotalEnergies	Firm	$ 254,000	(5)
	TotalEnergies	Option 2	Priced	(5)
	TotalEnergies	Option 3	Priced	(5)

Notes

1. The Topaz Driller is operating under a Bare Boat Charter with ADES in Egypt for Petrobel. This provides a fixed fee of $30,000/day, and a variable fee based on a percentage of gross margin generated on a monthly basis. LOA has been received for a 75 day extension, contract amendment pending finalisation. After this contract the rig reverts back to normal drilling contract through a Vantage entity.

2. Vantage sold the Emerald Driller, Sapphire Driller and Aquamarine Driller to ADES Arabia in May 2022. Vantage provides support to the Emerald Driller Company, an ADES company.

3. The Polaris is contracted for a 273 day program with ONGC in India.

4. The Dayrate is the effective rate over the firm term and covers multiple locations.

5. This value remains confidential.

6. Seadrill LLC and a subsidiary of Vantage Holdings International have reached an agreement to provide the Capella for a four firm well contract plus two priced and three mutually agreed optional wells for operations in Indonesia. One priced option has been exercised on June 16th for an approximate duration of 72 days.

7. Upon the merger of Aquadrill and Seadrill, a termination notice was issued for the Marketing and Management contract for the Aquarius, and the Marketing contracts for the Capella and Polaris. Termination becomes effective 9th July 2023.

8. Mobilisation and final demobilisation value for Foxtrot depends on whether vessel works in direct continuation in the region. Max value shown.